                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   BALLANTYNE OF OMAHA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                    N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                           NOTICE AND PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD AT
                            THE WESTIN AQUILA HOTEL
                               1615 HOWARD STREET
                             OMAHA, NEBRASKA 68102
                                       ON

               TUESDAY, MAY 18, 1999 AT 4:00 P.M. (CENTRAL TIME)

                           BALLANTYNE OF OMAHA, INC.
                               4350 MCKINLEY ROAD
                             OMAHA, NEBRASKA 68112

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 18, 1999

    The Annual Meeting of Shareholders of Ballantyne of Omaha, Inc. will be held at The Westin Aquila Hotel, 1615 Howard Street, Omaha, Nebraska 68102, on May 18, 1999 at 4:00 p.m. for the following purposes:

    1. To elect, as Directors, two persons listed in the accompanying Proxy Statement.

    2. To approve an Amendment to the 1995 Stock Option Plan (the "Plan") limiting the options that any Participant in the Plan can receive in any calendar year.

    3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    Only those shareholders of record at the close of business on March 31, 1999, (the "Record Date") shall be entitled to notice of the meeting and to vote at the meeting.

    In order to assure a quorum, all shareholders are urged to attend the meeting or to vote by proxy. In the event you are present at the meeting, you may withdraw your proxy if you wish to do so, and vote in person.

    In order to ensure adequate meeting space, please notify Patricia Coleman at Ballantyne on or before May 7, 1999 (402) 453-4444, ext. 303, if you are planning to attend the meeting. Also, for assistance in scheduling overnight accommodations in Omaha, contact Ms. Coleman. Early reservations are encouraged.

    Dated this 16th day of April, 1999.

                                          By Order of the Board of Directors

                                                     [SIGNATURE]

                                          John Wilmers
                                          President and Chief Executive Officer

                                PROXY STATEMENT
                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ballantyne of Omaha, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 18, 1999. Shareholders of record at the close of business on March 31, 1999 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. This Proxy Statement was first mailed to shareholders on April 16, 1999.

                      VOTING SHARES AND PRINCIPAL HOLDERS

    Based upon the records of the Company, Canrad of Delaware, Inc., 14 Commerce Drive, Cranford, New Jersey 08857, owns 3,238,845 shares, or 25.6% of the Company's outstanding Common Stock as of March 31, 1999. Canrad of Delaware, Inc. is a wholly-owned subsidiary of Canrad Inc. which is an indirect, wholly-owned subsidiary of ARC International Corporation ("ARC"). In addition, Seamark Asset Management Ltd. filed with the Securities and Exchange Commission a Schedule 13G on January 28, 1999 indicating that as of October 30, 1998 they owned 679,250 shares of the Company's common stock. No amendment to this
Schedule 13G has been filed as of the Record Date. In addition, the 679,250 shares have not been adjusted for the 5% stock dividend effected by the Company on March 1, 1999.

                     APPOINTMENT AND REVOCATION OF PROXIES

    As of the close of business on March 31, 1999, the Company had 12,664,371 shares of outstanding Common Stock, all of which are entitled to vote at the Annual Meeting.

    Each share is entitled to one vote on each matter presented.

    Proxies which are properly signed and returned will be voted at the meeting. Shareholders may specify their preference by marking the appropriate boxes on the proxy and the proxy will then be voted in accordance with such specifications. In the absence of such specifications, the proxy will be voted for the election of the two nominees for Directors, for the amendment to the 1995 Stock Option Plan and in accordance with the instructions of the Board of Directors as to any other matters. Shareholders who attend the meeting may vote in person even though they have voted by proxy. A proxy is revocable at any time before it is voted and a proxy is automatically revoked upon the giving of a subsequent proxy or by voting in person at the meeting. The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokers and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, telephone or facsimile.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Bylaws of the Company provide that the number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board. The Board of Directors has set such number at seven for 1999.

    The Bylaws also provide that the Directors shall be divided into three classes. The members of each class serve staggered three-year terms. Messrs. Tenney and Geller are Class I Directors; Messrs. Echtenkamp, Chelin and Richards are Class II Directors; and Messrs. Wilmers and Campbell are Class III Directors. The terms of the Class I, Class II and Class III Directors expire at the Annual Meeting of Shareholders to be held in 1999, 2000, and 2001, respectively.

    The Board of Directors has nominated Mr. Arnold Tenney and Mr. Marshall Geller for election as Class I Directors to serve until the Annual Meeting of Shareholders in the year 2002.

    The proxy holders named in the proxy intend to vote "FOR" the election of the nominees Mr. Arnold Tenney and Mr. Marshall Geller unless authority to so vote is withheld. In the unexpected event that any one or both of the nominees are unable to serve or for good cause will not serve as Directors, the proxy holders reserve the right to vote for such substitute nominees as are designated by the Board of Directors.

    The chart on the following page sets forth a list of the names and ages of the two nominees, both of whom are presently serving as Directors. Also listed are the three Directors whose terms expire in 2000 and the two Directors whose terms expire in 2001. Included is the past five-year business history of each Director and nominee and any public company directorships held by such persons, the year in which each became a Director of the Company and the number and the percentage of outstanding shares of Common Stock of the Company beneficially owned by each as of March 31, 1999.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, THE ELECTION OF MESSRS. TENNEY AND GELLER.

             [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

                                                                                                 DIRECTOR      NO. OF
NAME                              AGE                       EMPLOYMENT HISTORY                     SINCE       SHARES       %(1)
----------------------------      ---      ----------------------------------------------------  ---------  ------------  ---------
                                                  CLASS I: NOMINEES FOR ELECTION

Arnold S. Tenney                      56   Chairman of Board since 1992; President and CEO of      1988        321,786(2)      2.49%
                                           ARC since 1978; Chairman of Board and Director of
                                           Cabletel Communications Corp.; Director of ARC.

Marshall S. Geller                    60   Chairman and CEO of Geller and Friend Capital           1996         60,779(3)       .48%
                                           Partners, Inc., a merchant banking firm, since 1995;
                                           Managing Partner Golenberg & Geller, Inc. from
                                           1991-1993; currently serving as Director of Hexcel
                                           Corp.; Players International, Inc.; iMALL, Inc;
                                           Cabletel Corp.; Stroud's Inc. and Value Vision
                                           International, Inc.

                                                  CLASS II: TERM EXPIRES IN 2000

Ronald H. Echtenkamp                  65   Retired President and CEO, Prior Vice Chairman of       1993        120,760(4)       .95%
                                           the Board, March 1997 to December 1998 prior
                                           President of Company 1981-1997, and CEO of Company
                                           1991-1997; joined the Company in 1969 and served in
                                           various capacities thereafter.

Yale Richards                         76   Senior partner in the law firm of Marks, Clare &        1995         38,194(5)       .30%
                                           Richards; has privately practiced law since 1947.

Jeffrey D. Chelin                     47   Vice President-Finance and Chief Financial Officer      1995         41,081(6)       .32%
                                           of ARC since 1992.

                                                  CLASS III: TERM EXPIRES IN 2001

John P. Wilmers                       54   President and CEO of the Company since March 1997;      1995        212,035(7)      1.65%
                                           previously Executive Vice President of the Company
                                           since 1992; joined the Company in 1981 and served in
                                           various capacities since.

Colin G. Campbell                     43   Principal of Intrepid Partners; prior to that, Mr.      1995         35,831(8)       .28%
                                           Campbell provided consulting services through the
                                           Castlestone Company since 1993;

All Executive Officers beneficially own 418,569 shares, including presently exercisable stock options, or 3.2% of the outstanding Common Stock.(1)(9)

All Directors and Executive Officers as a group (9 persons) beneficially own 1,037,000 shares, including presently exercisable stock options, or 7.69% of the outstanding Common Stock.(1) (10)

------------------------

 (1) Based upon 12,664,371 shares of Common Stock outstanding as of March 31, 1999. Each named person is deemed to be the beneficial owner of shares of Common Stock that may be acquired within 60 days upon exercise of stock options. Accordingly, the number of shares and percentage set forth next to the name of such person, all Executive Officers as a group and all Directors and Executive Officers as a group includes the shares of Common Stock issuable upon presently exercisable stock options. However, the shares of Common Stock so issuable upon such exercise by any such person are not included in calculating the percentage of Common Stock beneficially owned by any other stockholder.

 (2) Includes 52,500 shares of Common Stock held indirectly by Mr. Tenney through Arnmart Investments Limited, a corporation controlled by Mr. Tenney and members of his family, 25,988 shares of Common Stock owned directly by Mr. Tenney, 3,898 shares owned indirectly by Mr. Tenney through his wife and 239,400 shares purchasable pursuant to presently exercisable stock options. Does not include 3,238,845 shares owned beneficially by ARC.

 (3) Includes 24,948 shares of Common Stock held directly by Mr. Geller, and 35,831 shares purchasable pursuant to presently exercisable stock options.

 (4) Includes 73,510 shares of Common Stock owned directly by Mr. Echtenkamp and 47,250 shares purchasable pursuant to presently exercisable stock options.

 (5) Includes 1,575 shares owned directly by Mr. Richards and 36,619 shares purchasable pursuant to presently exercisable stock options.

 (6) Includes 41,081 shares of Common Stock purchasable pursuant to presently exercisable stock options.

 (7) Includes 15,160 shares of Common Stock owned directly by Mr. Wilmers and 196,875 shares purchasable pursuant to presently exercisable stock options.

 (8) Includes 35,831 shares of Common Stock purchasable pursuant to presently exercisable stock options.

 (9) Includes 33,744 shares of Common Stock owned directly or indirectly by all Executive Officers and 384,825 shares purchasable pursuant to presently exercisable stock options.

(10) Includes 216,163 shares of Common Stock owned directly or indirectly by all Directors and Executive Officers as a group and 820,837 shares purchasable pursuant to presently exercisable stock options.

              ADDITIONAL INFORMATION CONCERNING BOARD OF DIRECTORS

AUDIT COMMITTEE

NAME OF COMMITTEE MEMBERS                                  FUNCTIONS OF COMMITTEE                  MEETINGS IN 1998
------------------------------------------  -----------------------------------------------------  -----------------
Colin Campbell                                      -  Confers with independent accountants
Ronald Echtenkamp                                      regarding scope of examination
Yale Richards
                                                    -  Recommends to board the engagement of
                                                       independent auditors                                3
                                                    -  Reviews reports of independent accountants
                                                    -  Reviews recommendations about internal
                                                       controls

COMPENSATION COMMITTEE

NAME OF COMMITTEE MEMBERS                                  FUNCTIONS OF COMMITTEE                  MEETINGS IN 1998
------------------------------------------  -----------------------------------------------------  -----------------
Arnold Tenney                                       -  Reviews all compensation agreements for
Ronald Echtenkamp                                      officers of the Company
Colin Campbell
Yale Richards                                       -  Evaluates executive officers                        2
                                                       performance in conjunction with
                                                       recommending salary increases
                                                    -  Coordinates recruitment requirements for
                                                       the Company at the executive level

COMPENSATION OF DIRECTORS

    We do not pay directors who are also officers or employees of the Company additional compensation for their service as directors.

    In 1998, compensation for non-employee directors (other than employees of ARC and Canrad, Inc.) included the following:

    - Annual retainer of $15,000 ($20,000 beginning January 1, 1999)

    - $1,000 for each Board meeting attended

    - $500 for each Board meeting held by telephone conference

    - Expenses of attending Board meetings

    - Subject to a one time election to decline participation, stock option grant of 23,625 options

       - vesting at a rate of 7,875 shares on the first business day after election

       - vesting an additional 7,875 shares on the first business day after each annual shareholders meeting, assuming they continue to serve on the board

       - exercise price of all 23,625 options is fair market value on date of initial grant

       - options have a term of five years

       - non-employee directors are automatically granted additional options every three years as long as they continue to serve on the Board

    In 1998, compensation for non-employee directors affiliated with ARC or Canrad, Inc. included the following:

    - Mr. Tenney received an option to purchase 157,500 shares of Common Stock at an exercise price of $10.68. In addition, Mr. Tenney became a party to a Consulting Agreement effective January 1, 1999 pursuant to which he is paid $100,000 annually. See "Certain Relationships and Related Transactions".

    - Mr. Chelin received an option to purchase 15,750 shares of Common Stock at an exercise price of $10.68 in 1998. In addition, Mr. Chelin was granted an option to purchase an additional 5,250 shares in 1999 at an exercise price of $9.24.

    The Board of Directors held eleven meetings in 1998, three actual and eight telephonic. One hundred percent attendance for all directors was recorded.

               LIST OF CURRENT EXECUTIVE OFFICERS OF THE COMPANY

    The following is a list of the names and ages of the current executive officers of the Company, their business history for the last five years and their term of office with the Company.

                                        POSITION AND PRINCIPAL OCCUPATION SINCE      OFFICER
NAME                          AGE                         1993                        SINCE
------------------------      ---      ------------------------------------------  -----------
John P. Wilmers                   54   Director of Company; President and CEO of         1988
                                       Company since March 1997; previously
                                       Executive Vice President of Company since
                                       1992; Joined Company in 1981 and has
                                       served in various capacities since.
Brad J. French                    46   CFO since 1996; Secretary and Treasurer of        1992
                                       the Company since 1992; joined Company as
                                       Controller in 1990.
Ray F. Boegner                    49   Senior Vice President; previously Senior          1997
                                       Vice President of Sales; Vice President of
                                       Sales since 1992.

                             EXECUTIVE COMPENSATION

    The following table sets forth a summary of the compensation paid to the Chief Executive Officer and two other executive officers of the Company whose total compensation exceeded $100,000 for the fiscal years ended December 31, 1998, 1997, and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM COMPENSATION
                                                                              ---------------------------------------------
                                                                                          AWARDS
                                                ANNUAL COMPENSATION           ------------------------------     PAYOUTS
                                        ------------------------------------    RESTRICTED      SECURITIES    -------------
                                                                OTHER ANNUAL       STOCK        UNDERLYING        LTIP
         NAME AND                                      BONUS    COMPENSATION     AWARD(S)      OPTIONS/SARS      PAYOUTS
    PRINCIPAL POSITION         YEAR     SALARY ($)      ($)         ($)             ($)           (#)(7)           ($)
            (A)                 (B)         (C)         (D)         (E)             (F)             (G)            (H)
---------------------------  ---------  -----------  ---------  ------------  ---------------  -------------  -------------
John P. Wilmers,               1998        183,058     378,200                                     196,875
  President and Chief          1997        169,950     454,000                                     181,125
  Executive Officer            1996        152,269     215,000                                     103,950

Brad J. French,                1998        112,577     110,000                                      87,675
  Secretary and Treasurer,     1997         95,275     120,000                                      77,175
  Chief Financial Officer      1996         88,065      60,000                                      51,975

Ray F. Boegner,                1998        123,125     140,000                                     100,275
  Senior Vice President        1997        108,029     140,000                                      89,775
                               1996         95,275      80,000                                      51,975

                               ALL OTHER
         NAME AND            COMPENSATION
    PRINCIPAL POSITION            ($)
            (A)                   (I)
---------------------------  -------------
John P. Wilmers,
  President and Chief
  Executive Officer
Brad J. French,
  Secretary and Treasurer,
  Chief Financial Officer
Ray F. Boegner,
  Senior Vice President

------------------------

(1) Salary includes $3,750 (1998), $4,950 (1997) and $4,269 (1996) for Mr.
    Wilmers; $3,000 (1998), $2,775 (1997) and $2,565 (1996) for Mr. French;
    $3,586 (1998), $3,029 (1997) and $2,775 (1996) for Mr. Boegner paid by the
    Company pursuant to the Retirement and Savings Plan described herein.

(2) Adjusted for 10% stock distribution effected March 8, 1996, 3-for-2 stock split effected as a 50% stock dividend on March 5, 1997, 3-for-2 stock split effected as a 50% stock dividend effected June 12, 1998, and a 5% stock dividend effected on March 1, 1999.

    The following table sets forth information with respect to exercised and unexercised options and SARs, if any, during fiscal year 1998.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                 NUMBER OF
                                                                SECURITIES
                                                                UNDERLYING
                                                                UNEXERCISED      VALUE OF UNEXERCISED
                                                              OPTIONS/SARS AT        IN-THE-MONEY
                                                                FISCAL 1998         OPTIONS/SARS AT
                                                               YEAR END (#)      FISCAL 1998 YEAR END
                                    SHARES                  -------------------           ($)
                                  ACQUIRED ON     VALUE     EXERCISABLE ("EX")   ---------------------
                                   EXERCISE     REALIZED       UNEXERCISABLE      EXERCISABLE ("EX")
              NAME                    (#)          ($)            ("UN")         UNEXERCISABLE ("UN")
              (A)                     (B)          (C)           (D)(1)(2)              (E)(1)
--------------------------------  -----------  -----------  -------------------  ---------------------
John P. Wilmers                            0            0     187,500(1)         $   615,390("Ex")
                                                                     ("Ex")

Brad J. French                             0            0      83,500(1)         $   272,358("Ex")
                                                                     ("Ex")

Ray F. Boegner                             0            0      95,500(1)         $   310,270("Ex")
                                                                     ("Ex")

------------------------

(1) Adjusted for 10% stock distribution effected March 8, 1996, 3-for-2 stock split effected as a 50% stock dividend on March 5, 1997 and for the 3-for-2 stock split effected as a 50% stock dividend on June 12, 1998.

(2) The value in column (e) was determined by using the average of the high and low trade price ($8.69) on December 31, 1998. The numbers in columns (d) and
    (e) have not been adjusted for the 5% stock dividend effected by the Company on March 1, 1999.

EMPLOYMENT CONTRACTS

    Mr. Wilmers was elected President of the Company and Chief Executive Officer, effective March 1, 1997. The Compensation Committee and the Board of Directors approved a five year contract for Mr. Wilmers commencing January 1, 1997. Effective January 1, 1999 Mr. Wilmers' base compensation was increased to $200,000 per year. He is also eligible to participate in the Key Employees' Bonus Plan and other normal employee benefits.

    Mr. French is a party to a five year employment agreement dated May 1, 1998 at an initial base compensation of $110,000 per year. Effective January 1, 1999 Mr. French's base compensation was increased to $125,000 per year. He is also eligible to participate in the Key Employees' Bonus Plan and other normal employee benefits.

    Mr. Boegner is a party to a five year employment agreement dated November 20, 1996. Effective January 1, 1999 Mr. Boegner's base compensation was increased to $135,000 per year. He is also eligible to participate in the Key Employees' Bonus Plan and other normal employee benefits.

KEY EMPLOYEES BONUS PLAN

    During 1998 Messrs. Wilmers, French and Boegner participated in the Key Employees' Bonus Plan (the "Bonus Plan") pursuant to which such employees are entitled to earn cash bonuses if the Company achieves specific operating levels that are established by the Board. The calculation of the annual bonus pool is subject to the approval of the Compensation Committee of the Board. The distribution of the pool among members of management is determined by Mr. Wilmers subject to approval by the Compensation Committee. The Chief Executive Officer, currently Mr. Wilmers, is entitled to receive no more than 40% of the pool. Amounts paid to Messrs. Wilmers, French and Boegner pursuant to the Bonus Plan are included in the Summary Compensation Table.

    The following table sets forth information with respect to options granted in 1998 to the executive officers of the Company pursuant to the Company's 1995 Stock Option Plan. In 1998, the Company granted a total of 60,375 stock options to employees pursuant to the Company's 1995 Stock Option Plan.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS                                       POTENTIAL REALIZABLE
----------------------------------------------------------------------------------------
                                                 PERCENT OF                                  VALUE AT ASSUMED
                                   NUMBER OF        TOTAL                                 ANNUAL RATES OF STOCK
                                  SECURITIES    OPTIONS/SARS                              PRICE APPRECIATION FOR
                                  UNDERLYING     GRANTED TO     EXERCISE OR                    OPTION TERM
                                 OPTIONS/SARS   EMPLOYEES IN    BASE PRICE    EXPIRATION  ----------------------
             NAME                 GRANTED (#)    FISCAL YEAR     ($/SH)(1)       DATE      5% ($)      10% ($)
              (A)                   (B)(1)           (C)            (D)          (E)         (F)         (G)
-------------------------------  -------------  -------------  -------------  ----------  ---------  -----------
John P. Wilmers                       15,750            (26%)         7.30      12/23/08      11.89       18.93
Brad J. French                        10,500            (17%)         7.30      12/23/08      11.89       18.93
Ray F. Boegner                        10,500            (17%)         7.30      12/23/08      11.89       18.93

------------------------

(1) Adjusted for the 5% stock dividend effected March 1, 1999.

RETIREMENT AND SAVINGS PLAN

    The Company has adopted a Retirement and Savings Plan (the "Plan"), which is a combination savings and profit sharing plan designed to qualify under Section 401 of the United States Internal Revenue Code of 1986, as amended (the "Code"), including the provisions of Section 401(k). All full-time employees of Ballantyne who are at least twenty-one years old and who have completed one year of service are eligible to participate in the Plan.

    Each Participant may contribute an amount up to six percent (6%) of such Participant's salary to the matching portion of the Plan, and such Participant may make supplemental contributions up to an additional nine percent (9%) of such Participant's salary. These supplemental contributions are not eligible for matching contributions from the Company. Ballantyne's matching contribution is $.50 for each dollar contributed by the Participant to the matching portion of the Plan. In addition, the Company may elect, in the discretion of the Board, to contribute an additional amount. All contributions to the Plan are nonforfeitable. For 1998, no Participant could contribute more than $10,000 to the Plan.

    Benefits may be distributed to Participants or their beneficiaries, as the case may be, in the event of a Participant's death, retirement or other termination of service, or, if the Participant so requests, on reaching age
59 1/2. Participants may be eligible to withdraw benefits in case of hardship.

    Contributions to the Plan made by the Company on behalf of Wilmers, French and Boegner are included in the Summary Compensation Table.

                        REPORT ON EXECUTIVE COMPENSATION

RESPONSIBILITY; COMPOSITION OF COMMITTEES

    The Company has a Compensation Committee which is responsible for reviewing and recommending to the Board of Directors of the Company annually the compensation to be paid to the President and Chief Executive Officer of the Company. The Compensation Committee is comprised of four members of the Board of Directors, Messrs. Tenney, Echtenkamp, Campbell and Richards.

    Mr. Wilmers, in his capacity as President and Chief Executive Officer of the Company, determines the compensation to be paid to Mr. French and Mr. Boegner, subject to review by the Compensation Committee.

    The Company also has an independent committee, the 1995 Stock Option Committee, which is responsible for the granting of options under the 1995 Stock Option Plan of the Company to executive officers, directors and key employees of the Company. The Stock Option Committee is comprised of Messrs. Campbell, Geller and Richards.

COMPENSATION PHILOSOPHY

    Decisions with respect to executive compensation are made by the Compensation Committee on an individual basis based upon a number of factors, including the provisions of any existing employment contract with an executive officer, evaluation of the executive officer's performance, the level of responsibility associated with the executive officer's office, recruitment requirements and the performance of the Company. Compensation of the executive officers of the Company has historically been structured to motivate, reward and retain the executive officers consistent with the needs of the Company from time to time. The major elements of the executive officers' compensation are base salary, short-term incentive in the form of a bonus payable from the Bonus Plan and a long-term incentive in the form of options to purchase Common Stock, with an emphasis on annual bonuses and options.

BASE SALARY

    The base salaries of executive officers have historically reflected, and will continue to reflect their individual contribution. Base salaries have historically been reviewed annually.

CASH BONUSES

    The executive officers participate in a management and sales bonus plan designated as the Key Employees Bonus Plan pursuant to which they receive cash bonuses if the Company achieves specific operating levels. The Bonus Pool is based upon a percentage of operating income, as defined by the Board of Directors. The calculation of the Bonus Plan Pool will be subject to approval of the Compensation Committee. The distribution among management is at the initial determination of Mr. Wilmers but is also subject to approval by the Compensation Committee. Mr. Wilmers may receive no more than 40% of the pool. Participant bonuses will continue to be based upon individual performance during the prior year.

STOCK OPTIONS

    The 1995 Stock Option Plan (the "Stock Option Plan") of the Company is designed to give employees, officers and directors of the Company the incentive to maximize wealth for shareholders by participating in the long-term growth of the Company. In 1998, the Stock Option Committee granted employees, officers and directors (other than non-employee directors who receive options pursuant to the 1995 Outside Directors Stock Option Plan) a total of 265,125 stock options with exercise prices ranging from $7.30 to $10.68. Options granted to Messrs. Wilmers, French and Boegner are included in the Aggregated Option/SAR Exercise chart herein.

    As to future options, the Stock Option Committee will consider the number and terms of the options outstanding when determining to grant options. The Stock Option Plan currently provides that no member of the Stock Option Committee can participate in the Stock Option Plan during his membership on the Stock Option Committee. According to the provisions of the Stock Option Plan, the Stock Option Committee determines, among other things, the number of shares of common stock to be optioned, the option price and the term of the option.

    The Company's general policy is to grant options with an exercise price equal to the fair market value of the common stock on the date of grant, said options vesting immediately and having a ten year term. In no event will options be granted at less than 85% of the fair market value of the common stock on the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

    As stated earlier, the base annual compensation of Mr. Wilmers was increased effective January 1, 1999 to $200,000 plus participation in the Key Employees' Bonus Plan and other normal employee benefits.

    The foregoing report is submitted by the Compensation and Stock Option Committee of the Board of Directors of the Company in accordance with requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder and is not intended to create any contractually binding employment rights for the benefit of any employee of the Company.

                               PERFORMANCE GRAPH

    The following performance graph shows the cumulative total return on the Company's Common Stock, the S & P 500 Market Value Index and a peer group for the period September 7, 1995 (the date upon which the Company's common stock became publicly traded) through December 31, 1998. The peer group is made up of five corporations (namely Concord Camera Corp., Accom, Inc., Showscan Entertainment, Inc., Videonics, Inc. and Sonic Solutions, Inc.). The peer group is comprised of companies with a market capitalization between approximately $30 million and $50 million, each of which is engaged in the sale of products related to the theater, motion picture or image capturing or image projection businesses. The Company is unable to identify, for comparison purposes, any public industry or line-of-business indices because the small number of companies offering similar or competing products are divisions or subsidiaries of much larger, diversified companies.

    The performance graph assumes the value of the investment in the Common Stock and each index was $100 and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        TOTAL RETURN TO STOCKHOLDERS
(Assumes $100 investment on September
7,1995)
                                              Ballantyne of Omaha, Inc.    Peer Group    S&P 500
09/07/95                                                        $100.00       $100.00    $100.00
12/29/95                                                        $111.21        $71.99    $108.82
12/31/96                                                        $301.38        $58.31    $133.78
12/31/97                                                        $409.42        $68.52    $178.41
12/31/98                                                        $300.67        $65.50    $229.39
Total Return Analysis

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT AGREEMENT

    The Company is a party to a management agreement (the "Management Agreement") with Canrad Inc. dated September 12, 1995. Pursuant to the terms of the Management Agreement, Canrad Inc. provides services to the Company relating to overall management and strategic planning and direction, banking negotiations, treasury functions, investor relations, securities regulatory compliance, employee and general business insurance programs and asset acquisitions and sales. The Management Agreement was amended on July 1, 1997 to reduce the Management Fee charged to Ballantyne by Canrad, Inc. from $25,000 per month to $12,500 per month. The Management Agreement was again amended on January 1, 1999 to change certain services provided to Ballantyne by Canrad, Inc.; specifically, Canrad, Inc. is no longer required pursuant to the Management Agreement, to make available the services of Arnold Tenney.

CONSULTING AGREEMENT

    Effective January 1, 1999, the Company also entered into a Consulting Agreement with Arnold Tenney. The Consulting Agreement provides that during the one year term of the contract, Mr. Tenney will assist the Company in the continued operation of its business and render advice and other services as the Company and Mr. Tenney mutually agree upon. Mr. Tenney will devote such time to the business affairs of the Company as he, in his sole judgement and discretion shall deem necessary for such purposes. In return for these services, the Consulting Agreement provides for annual compensation of $100,000.

INSURANCE COVERAGE

    The Company is included in group health and business insurance programs maintained by ARC and Canrad Inc. The group health insurance plan is a self-insured minimum premium plan that is administered through United HealthCare. The group health insurance plan provides for specific stop loss coverage in the amount of $75,000 per employee per plan year and aggregate stop loss based upon the head count of those covered under the plan, including the Company's employees and certain ARC retirees. The aggregate stop loss level for the group health insurance plan for the January 1, 1999 through December 31, 1999 plan year is approximately $1,830,000. The Company is charged premiums which are a set dollar amount based on its monthly head count for the minimum premium, stop loss and plan administration portions of the program and its aggregate salary for long-term disability and term life coverage. The Company is also charged for its claims incurred pursuant to the program.

    The business insurance program provides coverage for workers' compensation and employers liability, general liability, including products and completed operations, property, automobile and umbrella. The Company's portion of the business insurance premium is calculated and charged to operations based upon its allocated share of the coverage provided to that of the entire Canrad Inc. group. Such allocations are based primarily upon aggregate payrolls, net sales, asset values and number of automobiles. Most of the policies require annual audit and adjustment of deposit premiums for differences between estimated values upon which deposit premiums have been calculated and actual results. An additional premium is assessed in circumstances where actual values exceed estimated values and a premium credit is issued for instances where the estimated values exceed the actual values.

PAYMENTS TO CANRAD

    For 1998, the Company paid approximately $1,760,000 to Canrad representing the insurance premiums and claims described above and other miscellaneous services excluding management fees.

OTHER

    Yale Richards, a director of the Company, is a senior partner of Marks Clare & Richards, a law firm which performs legal services for the Company from time to time.

                                   PROPOSAL 2
                      AMENDMENT TO 1995 STOCK OPTION PLAN

    On March 31, 1999 the Board of Directors of the Company adopted an amendment ("Amendment") to the Company's 1995 Stock Option Plan (the "Plan") to place a limitation of 200,000 options which may be received by any Participant in the Plan in any calendar year. If this Amendment is approved by the holders of the majority of the outstanding Common Stock of the Company, no Participant will be eligible to receive more than 200,000 options in any calendar year. This Amendment to the number of shares issuable to any Participant in a calendar year is principally an adjustment to the number originally stated in the Plan. When the Plan was first adopted in 1995, each Participant was eligible to receive a maximum of 75,000 options pursuant to the terms of the Plan. In 1998, the 75,000 share limit per Participant was removed by a vote of the shareholders at the 1998 Annual Meeting. Subsequent to removal of the limitation, the Company was informed by counsel that Section 162(m) of the Internal Revenue Code arguably requires that a limit be placed on the number of shares received by any Participant in a calendar year, and that said limit should be approved by the shareholders.

    Thus, the Board of Directors adopted an amendment to the Plan and proposes to you that the limit be set at 200,000 options to any Participant in a calendar year. The Board of Directors proposes the 200,000 option limit because, subsequent to the adoption of the Plan with the initial 75,000 option per Participant limit, the Company effected a 10% stock dividend, a 5% stock dividend and two 3-for-2 stock splits. The increase in the number of shares from 75,000 to 200,000 reflects these stock dividends and stock splits.

    If this proposed Amendment is adopted, the second paragraph of Section 6 of the Plan will read as follows:

    "The maximum aggregate number of Shares that may be issued under the Plan is 2,079,000 Shares; provided, however, that no more than 200,000 Shares shall be awarded to any Participant in any calendar year. The limitations on the number of Shares which may be subject to Options under the Plan and the number of shares which may be awarded to any Participant in any calendar year shall be subject to adjustment as provided in Section 10(b)."

    No other provisions of the Plan will be changed or altered by this Amendment. Options may continue to be granted under the Plan through September, 2005. Options granted under the Plan may either be incentive stock options or non-qualified stock options.

    This Amendment will not become effective unless approved by the holders of a majority of the outstanding Common Stock of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2 TO AMEND THE PLAN.

                             SHAREHOLDER PROPOSALS

    In accordance with the rules of the Securities and Exchange Commission, shareholder proposals must be received by December 31, 1999 to be considered for inclusion in the Proxy Statement for the 2000 Annual Meeting of Shareholders which is expected to be held in May, 2000. It is suggested that any shareholder desiring to submit a proposal, do so by Certified Mail, Return Receipt Requested. Shareholders should also note that, in addition to the requirement of timely receipt by the Board of Directors of a proposal as stated above, such proposal will not be included in the proxy solicitation material for the 2000 Annual Meeting of Shareholders unless it otherwise complies with the requirements of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder.

                             ADDITIONAL INFORMATION
      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 5% of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 5% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Arnold Tenney failed to timely file a Form 4 in 1998. In addition, Ronald Echtenkamp and Jeffrey Chelin each failed to timely file two Form 4's in 1998.

INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG Peat Marwick LLP ("KPMG"), certified public accountants, are the independent public accountants for the Company.

    Representatives of KPMG are expected to be present at the shareholders' meeting and will be given the opportunity to make any statement they might desire and will also be available to respond to appropriate questions from shareholders. KPMG has been selected as independent public accountants for the Company for fiscal 1999.

OTHER MATTERS

    The Board of Directors does not know of any other matters to be presented at the annual meeting. In the event that other business is properly brought before the meeting, it is the intention of the proxy holders named in the proxy to vote the proxies in accordance with the recommendation of the Board of Directors.

                           BALLANTYNE OF OMAHA, INC.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
               DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 18, 1999


     The undersigned hereby constitutes and appoints John P. Wilmers and Ronald Echtenkamp, with full power to act alone or together, or any substitute appointed by either of them as the undersigned's agent, attorney and proxy to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Shareholders of Ballantyne of Omaha, Inc. to be held at the Westin Aquila Hotel, 1615 Howard Street, Omaha, Nebraska 68102, on the 18th day of May, 1999, at 4:00 p.m. or any adjournments thereof, as indicated hereon.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES FOR DIRECTOR, FOR THE AMENDMENT TO THE 1995 STOCK OPTION PLAN AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES FOR DIRECTOR, FOR THE AMENDMENTS TO THE 1995 STOCK OPTION PLAN, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.

Please mark your votes as indicated in this example /X/

1. Election of Directors

     FOR the two nominees                    WITHHOLD
   (except as marked to the                 AUTHORITY
     contrary to the right)               to vote for two
                                         nominees listed to
                                            the right.

           / /                                 / /

Arnold S. Tenney and Marshall S. Geller

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

2. Amendment to 1995 Stock Option Plan

   FOR    AGAINST    ABSTAIN

   / /      / /        / /

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


Dated: ________________________, 1999

______________________________________________
Signature of Shareholder

______________________________________________
Signature of Shareholder

Please sign exactly as your name appears at the left. When signing as attorney, executor, administrator, trustee, guardian or conservator, give full title. All joint trustees must sign.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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